Exhibit 10.31

AMENDED AND RESTATED

STANDARD COMMERCIAL-INDUSTRIAL SINGLE TENANT TRIPLE NET LEASE

BASIC TERMS SHEET

This Basic Terms Sheet (this “Basic Terms Sheet”) to the attached Amended and Restated Standard Commercial-Industrial Single Tenant Triple Net Lease between the parties listed below (the “Lease”) is for the convenience of the parties in quickly referencing certain of the basic terms of the Lease. It is not intended to serve as a complete summary of the Lease. In the event of any inconsistency between the provisions of this Basic Terms Sheet and the Lease, the applicable provisions of the Lease shall prevail and control.

Date of Lease (See Section 1):	November 28, 2016

Name of Lessor (See Section 1):	Cherrylake Partners, LLC, an Arizona limited liability company

Name of Lessee (See Section 1):	SynCardia Systems, LLC, a Delaware limited liability company

Lessee’s Telephone Number:	(520) 545-1234

Address of Premises (See Section 2):	1974, 1978, 1986 and 1992 East Silverlake Rd, Tucson, AZ 85713

Approximate Gross Rentable Floor Area of Premises:	22,235 square feet

Commencement Date (See Section 3.1):	Effective Date (as defined in Section 15.7)

Expiration Date (See Section 3.1):	The date immediately preceding the date on which the fifth (5th) anniversary of the Commencement Date occurs

Monthly Base Rent (See Section 4):	From the Commencement Date to the date immediately preceding the date on which the first (1st) anniversary of the Commencement Date occurs, the sum of $18,556.00 per month. On the first anniversary of the Commencement Date and on each subsequent anniversary thereof during the Term (as defined in Section 3.2 of the Lease), Monthly Base Rent shall be increased for the succeeding one year period (or part thereof) pursuant to Section 4.2 of the Lease.

Lessee’s Security Deposit:	None

Lessee’s Permitted Use (See Section 6.1):	Manufacturing and distribution of artificial hearts and related products and any manufacturing or distribution use compatible with zoning

Address for Lessor:	2440 S. 34th Place, Tucson, AZ 85713

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AMENDED AND RESTATED

STANDARD COMMERCIAL-INDUSTRIAL SINGLE TENANT TRIPLE NET LEASE

1. PARTIES. This Amended and Restated Standard Commercial-Industrial Single Tenant Triple Net Lease (this “Lease”), dated November 28, 2016 but effective as of the Effective Date (as defined in Section 15.7), is made by and between Cherrylake Partners, LLC, an Arizona limited liability company (“Lessor”), and SynCardia Systems, LLC, a Delaware limited liability company (“Lessee”).

2. PREMISES. Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all the conditions set forth herein, the real property more particularly described on Exhibit “A” attached hereto (the “Land”), together with those certain buildings located thereon as depicted on Exhibit “A-1” attached hereto (each a “Building”, and collectively, the “Buildings”) having street addresses of 1974, 1978, 1986 and 1992 East Silverlake, in the City of Tucson, County of Pima, State of Arizona (collectively, the “Premises”). Lessee currently occupies the Premises. All dimensions and areas quoted herein or in any exhibit attached hereto are approximate and are based on gross rentable floor area. Notwithstanding anything to the contrary contained herein, Lessor reserves to itself the use of the roof, exterior walls, and the area above and below the Premises, together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires and structural elements leading through the Premises.

3. TERM.

3.1. TERM. The term of this Lease shall commence on the Effective Date (the “Commencement Date”) and end on the date immediately preceding the date on which the fifth (5th) anniversary of the Commencement Date occurs (the “Expiration Date”), unless sooner terminated pursuant to any provision hereof (the “Initial Term”).

3.2. OPTION TO RENEW LEASE. Lessee shall have two options to renew this Lease (each a “Renewal Option”) for consecutive periods of five (5) years each (each a “Renewal Term”; the Initial Term as extended by one or both Renewal Terms is hereinafter referred to as the “Term”) upon all of the same terms and conditions of this Lease. Notification of Lessee’s exercise of a Renewal Option must be given to Lessor in writing at the address stated in Section 15.8 of this Lease at least six (6) months prior to the expiration date of the then-current Term.

4. RENT.

4.1. MONTHLY BASE RENT. During the first year of the Term, Lessee shall pay to Lessor a monthly base rent of Eighteen Thousand Five Hundred Fifty Six Dollars ($18,556.00) (“Monthly Base Rent”). On each anniversary of the Commencement Date, Monthly Base Rent shall be increased in accordance with the provisions of Section 4.2. Monthly Base Rent due hereunder shall be payable to Lessor on or before the first day of each calendar month during the Term at the address stated in Section 15.8 of this Lease or to such other persons or at such other places as Lessor may designate in writing and shall be paid in lawful money of the United States of America, except that the first installment of Monthly Base Rent shall be payable to Lessor on or promptly after the Commencement Date. Lessee further agrees to pay Lessor, in addition to Monthly Base Rent as provided herein, all privilege, sales, excise, rental and other taxes (except income taxes) imposed now or hereinafter imposed by any governmental authority upon the rentals and all other amounts herein provided to be paid by Lessee. Said payment shall be in addition to and accompanying each payment of Monthly Base Rent made by Lessee to Lessor.

Monthly Base Rent set forth in this Section 4.1 is a negotiated figure and shall govern whether or not the actual gross rentable square footage of the Buildings is the same as set forth on the Basic Terms Sheet to which this Lease is attached (the “Basic Terms Sheet”). Lessee shall have no right to withhold, deduct or offset any amount from Monthly Base Rent or any other sum due hereunder even if the actual gross rentable floor square footage of the Buildings is less than that set forth on the Basic Terms Sheet. Monthly Base Rent, Monthly Fixed Rent (as defined below), Operating Expenses and any additional rent or other charges due to Landlord hereunder for any period during the Term which is for less than one calendar month shall be a pro rated based on the number of days in such calendar month.

4.2. CONSUMER PRICE INDEX INCREASES. Commencing on the first anniversary of the Commencement Date and on each subsequent anniversary thereof (each an “Adjustment Date”) during the Term, Monthly Base Rent shall increase by an amount equal to the increase in the Consumer Price Index from the Commencement Date (or the immediately preceding Adjustment Date, as applicable) to the most recent date prior to the Adjustment Date for which the Consumer Price Index has been published; provided, however, that no such increase shall exceed three percent (3%) of the Monthly Base Rent that was in effect during the year immediately preceding the applicable Adjustment Date. The Consumer Price Index hereinabove referred to is the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for all Urban Consumers, West Urban, All Items, 1982 - 84 = 100. Should the Bureau of Labor Statistics (the “Bureau”) discontinue publication of the Consumer Price Index, then the computation of the adjustment of Monthly Base Rent on each Adjustment Date shall be based on the index that the Bureau designates as providing the most accurate in comparison with consumer prices for the applicable period of the Term.

4.3. FIXED RENT. During the Initial Term only, in addition to Monthly Base Rent and other charges to be paid under this Lease, Lessee shall pay to Lessor a monthly fixed rent of Nine Hundred Dollars ($900.00) (“Monthly Fixed Rent”).

5. INTENTIONALLY OMITTED.

6. USE.

6.1. PERMITTED USES.

(a) The Premises are to be used only for manufacturing and distribution of artificial hearts and related products and any manufacturing or distribution use compatible with zoning (“Permitted Use”) and for no other business or purpose whatsoever without the prior written consent of Lessor. Lessee, at its expense, shall comply with all laws relating to its use and occupancy of the Premises and shall observe such reasonable rules and regulations as may be adopted and made available to Lessee by Lessor from time to time for the safety, care and cleanliness of the Premises.

(b) Lessee warrants that the operation of its business shall be conducted in strict compliance with all applicable recorded covenants, conditions and restrictions and all applicable federal, state and local environmental, safety and other pertinent laws, rules, regulations and ordinances and that any alterations necessary to the Premises by reason of such covenants, conditions, restrictions, laws, rules, regulations and ordinances, including, without limitation, the Americans with Disabilities Act and the Arizonans with Disabilities Act (collectively, the “ADA”), shall be at Lessee’s sole cost and expense. Lessee represents and warrants to Lessor that there is no risk to Lessee, Lessee’s visitors and others using the Premises arising from Lessee’s operations. Lessee shall indemnify, defend and hold harmless Lessor from and against any claim, liability, expense, lawsuit, loss or other damage, including reasonable attorneys’ fees, arising from or relating to Lessee’s use of the Premises or any violations of the Americans with Disabilities Act due to the use of the Premises by Lessee, its employees, subtenants, agents, guests or invitees.

(c) CONDITION OF PREMISES. Lessee currently occupies and hereby accepts the Premises in their condition existing as of the date of the execution hereof, subject to all applicable laws, ordinances and regulations governing and regulating the use of the Premises, and subject to all matters disclosed thereby. Lessee acknowledges that neither Lessor nor Lessor’s agents nor Lessor’s broker(s) has made any representation or warranty as to the suitability of the Premises for the conduct of Lessee’s business and that Lessee and its agents and contractors have been provided with an opportunity to thoroughly inspect and measure the Premises.

6.2. HAZARDOUS MATERIALS.

(a) As used herein, the term “Hazardous Material” shall mean any substance or material which has been determined by any state, federal or local governmental authority to be capable of posing a risk of injury to health, safety or property, including all of those materials and substances designated as hazardous or toxic by the city and county in which the Premises are located, the U.S. Environmental Protection Agency, the Consumer Product Safety Commission, the U.S. Food and Drug Administration, the Arizona Department of Environmental Quality, or any other governmental agency now or hereafter authorized to regulate materials and substances in the environment.

(b) Lessee agrees not to introduce any Hazardous Material in, on or adjacent to the Premises without (i) obtaining Lessor’s prior written approval, (ii) providing Lessor with thirty (30) days prior written notice of the exact amount, nature, and manner of intended use of such Hazardous Materials, and (iii) complying with all applicable federal, state and local laws, rules, regulations, policies and authorities relating to the storage, use, disposal and clean-up of Hazardous Materials, including, but not limited to, the obtaining of all proper permits.

(c) Lessee shall immediately notify Lessor of any inquiry, test, investigation, or enforcement proceeding by, against or directed at Lessee or the Premises concerning a Hazardous Material. Lessee acknowledges that Lessor, as the owner of the Premises, shall have the right, at its election, in its own name or as Lessee’s agent, to negotiate, defend, approve, and appeal, at Lessee’s expense, any action taken or order issued with regard to a Hazardous Material by any applicable governmental authority.

(d) If Lessee’s storage, use or disposal of any Hazardous Material in, on or adjacent to the Premises results in any contamination of the Premises, the soil, surface or groundwater thereunder or the air above and around the Premises (i) requiring remediation under federal, state or local statutes, ordinances, regulations or policies, or (ii) at levels which are unacceptable to Lessor, in Lessor’s sole and absolute discretion, Lessee agrees to clean-up the contamination immediately, at Lessee’s sole cost and expense. Lessee further agrees to indemnify, defend and hold Lessor harmless from and against any claims, suits, causes of action, costs, damages, loss and fees, including attorneys’ fees and costs, arising out of or in connection with (i) any clean-up work, inquiry or enforcement proceeding relating to Hazardous Materials currently or hereafter used, stored or disposed of by Lessee or its agents, employees, contractors or invitees on or about the Premises, and (ii) the use, storage, disposal or release by Lessee or its agents, employees, contractors or invitees of any Hazardous Materials on or about the Premises.

(e) Notwithstanding any other right of entry granted to Lessor under this Lease, Lessor shall have the right to enter the Premises or to have consultants enter the Premises upon two business days written notice, accompanied by authorized Lessee personnel, throughout the Term at reasonable times for the purpose of determining: (1) whether the Premises are in conformity with federal, state and local statutes, regulations, ordinances and policies applicable to the leasing of the Premises, including those pertaining to the environmental condition of the Premises; (2) whether Lessee has complied with this Section 6; and (3) the corrective measures, if any, required of Lessee to ensure the safe use, storage and disposal of Hazardous Materials. Lessee agrees to provide access and reasonable assistance for such inspections. Such inspections may include, but are not limited to, entering the Premises with machinery for the purpose of obtaining laboratory samples. Lessor shall not be limited in the number of such inspections during the Term. If during such inspections, it is found that Lessee’s use of Hazardous Materials constitutes a violation of this Lease, Lessee shall reimburse Lessor for the cost of such inspections within ten (10) days of receipt of a written statement therefor. If such consultants determine that the Premises are contaminated with Hazardous Materials or in violation of any applicable environmental law, Lessee shall, in a timely manner, at its expense, remove such Hazardous Materials or otherwise comply with the recommendations of such consultants to the reasonable satisfaction of Lessor and any applicable governmental agencies. If Lessee fails to do so, Lessor, at its sole discretion, may, in addition to all other remedies available to Lessor under this Lease and at law and in equity, cause the violation and/or contamination to be remedied at Lessee’s sole cost and expense. The right granted to Lessor herein to inspect the Premises shall not create a duty on Lessor’s part to inspect the Premises, or liability of Lessor for Lessee’s use, storage or disposal of Hazardous Materials, it being understood that Lessee shall be solely responsible for all liability in connection therewith.

(f) Lessee shall surrender the Premises to Lessor upon the expiration or earlier termination of this Lease free of Hazardous Materials and in a condition which complies with all governmental statutes, ordinances, regulations and policies, recommendations of consultants hired by Lessor, and such other reasonable requirements as may be imposed by Lessor.

(g) Lessee’s obligations under this Section 6 and all indemnification obligations of Lessee under this Lease shall survive the expiration or earlier termination of this Lease.

7. MAINTENANCE, REPAIRS AND ALTERATIONS.

7.1. LESSOR’S OBLIGATIONS. Subject to the provisions of Section 9 and except for damage caused by any negligent or intentional act or omission of Lessee, Lessee’s agents, employees or invitees, Lessor, at Lessor’s expense, shall keep in good order, condition, and repair only the foundations, and exterior walls of the Premises. Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor’s expense or to terminate this Lease because of Lessor’s failure to keep the Premises in good order, condition, and repair. Lessor, at Lessee’s expense, shall keep in good order, condition, and repair the roof, and the costs of said roof maintenance and repair, to the extent not capital in nature, shall be reimbursed by Lessee to Lessor in accordance with Section 29 of this Lease. Notwithstanding the foregoing, if Lessor replaces any roof of the Premises or otherwise makes a capital repair thereto, then Lessee will only be required to reimburse Lessor for that portion of the cost of the roof or capital repair equal to (i) the cost of the roof or capital repair divided by the useful life of the roof, multiplied by (ii) the number of years remaining in the Term, such reimbursement being due within thirty (30) days after Lessor receives from Lessee proof of such costs.

7.2. LESSEE’S OBLIGATIONS.

(a) Except for those items for which Lessor is specifically made responsible under Section 7.1, Lessee shall, at its expense throughout the Term, maintain, service, replace, and keep in good repair the structures and mechanical equipment of the Premises, and all other aspects of the Premises including, without limitation, such items as floors, ceilings, walls, doors, glass, plumbing, paint, heating, ventilating and air conditioning equipment, partitions, electrical equipment, wires, electrical fixtures, parking lots, exterior walkways, landscaping, and signage identifying the Premises and Lessee’s business and surrender same upon the expiration of the Term in the same condition as received, ordinary wear and tear and damages caused by so-called special form causes of loss perils excepted. Lessee shall give Lessor prompt written notice of any defects or breakage in the structure, equipment, fixtures, or of any unsafe condition upon or within the Premises. If Lessee replaces a parking lot or otherwise makes any capital repair or capital replacement (each a “Capital Item”), then Lessor will be required to reimburse Lessee for that portion of the cost of the Capital Item equal to (i) the cost of the Capital Item divided by the useful life of the Capital Item, multiplied by (ii) the difference of the useful life of the Capital Item less the number of years remaining in the Term.

(b) On the last day of the Term, or on any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as received, broom clean, ordinary wear and tear and damages caused by so-called special form causes of loss perils excepted. Lessee shall repair any damage to the Premises occasioned by the removal of its trade fixtures, furnishings and equipment pursuant to Section 7.3, which repair shall include without limitation the patching and filling of holes and repair of structural damage to the extent caused by such removal.

7.3. ALTERATIONS AND ADDITIONS.

(a) Alterations or removal of any fixtures may not be made to the Premises without the prior written consent of Lessor, nor may any alterations to the “path of travel” (as the term is used in the ADA and in the rules and regulations implementing the ADA), whether within or outside the Premises, be made without Lessor’s consent, which shall not unreasonably withheld. Any alterations, improvements, additions or utility installations to the Premises, excepting movable furniture and machinery and trade fixtures, shall, at Lessor’s option, become part of the realty and belong to Lessor upon the expiration or earlier termination of this Lease. However, this shall not prevent Lessee from installing trade fixtures, machinery, or other trade equipment in conformance with all applicable ordinances, regulations and laws, which may be removed by Lessee at the expiration or earlier termination of this Lease, nor shall Lessor unreasonably withhold its consent to any alteration necessary to bring the Premises or the “path of travel” into compliance with the ADA. Lessee shall keep the Premises free from any liens arising out of any work performed for, material furnished to, or obligations incurred by Lessee. It is further understood and agreed that under no circumstance is Lessee to be deemed the agent of Lessor for any alteration, repair, or construction within the Premises, the same being done at the sole expense of Lessee. All contractors, materialmen, mechanics, and laborers are hereby charged with notice that they must look only to Lessee for the payment of any charge for work done and materials furnished upon the Premises during the Term.

(b) Upon the expiration or sooner termination of the Term, Lessee shall remove all of its movable property and trade fixtures and shall repair all damages from injury to the Premises to the extent resulting from such removal. Notwithstanding any provision to the contrary in this Lease, Tenant shall not be required to remove any alterations, additions or improvements made by Lessee to Premises whether existing as of the Effective Date or installed during the Term.

(c) Any and all of Lessee’s contractors and/or sub-contractors constructing any alterations, improvements, additions, utility installations or removing any fixtures shall sign a “Contractors Hold Harmless Agreement” in the form to be provided by Lessor prior to commencement of such work. Contractor(s)/sub-Contractor(s) who do not currently have a certificate of insurance on file with Lessor shall provide Lessor with a certificate of insurance in which the commercial general liability coverage shall not be less than $1,000,000, combined single limit, naming Lessor and its member(s), manager(s), and partner(s) as additional insureds.

8. INSURANCE; INDEMNITY.

8.1. LIABILITY INSURANCE. Lessee shall, at Lessee’s expense, obtain and keep in force during the Term a policy of commercial general liability insurance written on an occurrence basis insuring Lessee against any liability arising out of the use, occupancy, or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be primary and not contributing with any insurance maintained by Lessor, shall have a combined single limit of liability of $1,000,000 per occurrence and $2,000,000 aggregate and shall name Lessor as an additional insured. The limits of said insurance shall not, however, limit the liability of Lessee hereunder. If Lessee shall fail to procure and maintain said insurance, Lessor may, but shall not be required to, procure and maintain the same, at the reasonable expense of Lessee.

8.2. PROPERTY INSURANCE. Lessor shall, at Lessee’s expense, obtain and keep in force during the Term a policy of special form causes of loss property insurance covering loss or damage to the Buildings and any other improvements on the Land in the amount of the full replacement value thereof. Said insurance shall not contain a “deductible” amount in excess of $1,000.00, and the premium for said insurance shall be reimbursed by Lessee to Lessor in accordance with Section 29 of this Lease. At Lessee’s option and expense, Lessee may obtain and keep in force during the Term a policy of insurance covering loss or damage to Lessee’s personal property, merchandise, stock in trade, fixtures and equipment located on the Premises from time to time.

8.3. OTHER INSURANCE. Lessor may, at its option, obtain and keep in force during the Term: (i) a policy of business interruption insurance payable to Lessor in an amount sufficient to cover any loss of rental income from the Premises for a period of twelve (12) months; and (ii) a policy of flood insurance in an amount and upon such other terms as are acceptable to Lessor.

8.4. INSURANCE POLICIES. Insurance required under Section 8.1 shall be in companies rated “A-XII” or better by A. M. Best Co., in Best’s Key Guide. On or prior to the Commencement Date, Lessor shall deliver to Lessee a copy of a certificate evidencing the existence and amounts of the policy of liability insurance required under Section 8.1. The commercial general liability policy required under Section 8.1 shall not be cancelable or subject to reduction of coverage or other modification except upon at least thirty (30) day’s advance written notice (ten (10) days in the event of non-payment of premium) by Lessee to Lessor. Lessor shall furnish Lessee with a certificate evidencing renewal of such insurance or a “binder” thereof promptly after the same becomes available to Lessee. Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in Section 8.1.

8.5. WAIVER OF SUBROGATION. Lessee hereby waives any and all rights of recovery against Lessor, and against the officers, partners, employees, agents, and representatives of Lessor, for loss of or damage to Lessee’s property or the property of others under Lessor’s control at the Premises. This Lease serves as notice to the property insurance carrier or carriers of Lessee that the foregoing waiver of subrogation is contained in this Lease. Lessor, on behalf of itself and its property insurers, hereby waives any and all rights of recovery against Lessee, and against the officers, partners, employees, agents, and representatives of Lessee, for loss of or damage to Lessor’s property to the extent such property losses or damages are covered by property insurance held by Lessor or would have been covered by replacement cost special form causes of loss property insurance had Lessor purchased such insurance; and no third party shall have any right of recovery, by way of subrogation or assignment or otherwise.

8.6. INDEMNITY. Lessee shall indemnify, defend and hold harmless Lessor from and against any and all claims arising from Lessee’s use of the Premises, or from the conduct of Lessee’s business or from any activity, work, or things done, permitted, or suffered by Lessee in or about the Premises. Lessor shall indemnify, defend and hold harmless Lessee from and against any and all claims arising from Lessor’s use, operation or ownership of the Premises, the Buildings or the Land, or from any activity, work, or things done, permitted, or suffered by Lessor in or about the Premises, the Buildings or the Land. Both parties shall further indemnify, defend and hold harmless the other party from and against any and all claims arising from any breach or default in the performance of any obligation on its part to be performed under the terms of this Lease or arising from any negligence of the indemnifying party, or any of its agents, contractors or employees, and from and against all reasonable costs, attorneys’ fees, expenses, and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. Notwithstanding any provision to the contrary in this Lease, neither party will be obligated to indemnify, defend or hold harmless the other party from or against any claims, liabilities or damages to the extent caused by acts or omissions of the other party or its agents or employees.

8.7. EXEMPTION OF LESSOR FROM LIABILITY.

(a) Lessee hereby agrees that Lessor and its agents shall not be liable for injury to Lessee’s business or any loss of income therefrom (except to the extent resulting from Lessor’s or any of its employees’ or agents’ gross negligence or willful misconduct) as a result of damage to, or for damage to, the goods, wares, merchandise, or other property of Lessee, Lessee’s employees, invitees, customers or any other person in or about the Premises, whether such damage is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction, or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or light fixtures, or from any other cause whether said damage results from conditions arising upon the Premises or from other sources or places, and regardless of whether the cause of such damage or the means of repairing the same is inaccessible to Lessee.

(b) No individual partners, members, managers, managers of a member(s), shareholders, directors, officers, employees or agents of Lessor or individual, member of a joint venture, tenancy in common, firm or partnership, general or limited, which may be Lessor or any successor in interest, shall be subject to personal liability with respect to any of the covenants or conditions of this Lease. Lessee shall look solely to the equity of Lessor in the Premises, and the rents, issues and profits derived therefrom, and to no other assets of Lessor, for the satisfaction of the remedies of Lessee in the event of a breach by Lessor. Lessee will not seek recourse against the individual partners, members, managers, managers of a member(s), shareholders, directors, officers, employees or agents of Lessor or an individual, member of a joint venture, tenancy in common, firm or partnership, general or limited, which may be Lessor or any successor in interest or any of their personal assets for such satisfaction. It is mutually agreed that this clause is and shall be considered an integral part of this Lease.

9. DAMAGE OR DESTRUCTION.

9.1. RECONSTRUCTION OF PREMISES. If during the Term all or part of the Premises should be destroyed partially or totally by fire or other casualty, this Lease shall continue thereafter in full force and effect, except as hereinafter provided, and Lessor shall cause the reconstruction of the Premises within the nine (9) months following such destruction to substantially the same condition in which it existed at the time immediately preceding such destruction. Lessee’s obligation to pay any rent and additional rent to Lessor hereunder shall abate from the date of such destruction until completion of such reconstruction or termination of this Lease, as applicable. Should the Premises be partially damaged or destroyed, rent and additional rent shall be abated in the same proportion as the destruction affects Lessee’s ability to occupy and use the Premises for its intended purposes. Notwithstanding the foregoing, if all or substantially all of the Premises or any Building are destroyed by fire or other casualty during the last six (6) months of the Term and Lessee has not exercised any available Renewal Options, then Lessor may terminate this Lease as to either (i) the entire Premises if all or substantially all of the Premises have been destroyed or (ii) a particular Building to the extent all or substantially all of such Building has been destroyed, by giving at least thirty (30) days’ written notice to Tenant within thirty (30) days following such casualty event, in which case, this Lease shall be deemed terminated and of no further force or effect except with respect to provisions which expressly or by their context survive the termination of expiration of this Lease. In the event that (i) Lessor shall fail to fully restore and repair the Premises within one hundred eighty (180) days following such destruction or the damage is not capable of being fully restored and repaired within one hundred eighty (180) days following such destruction, (ii) all or substantially all of the Premises are destroyed by fire or other casualty or (iii) any part of the Premises is destroyed such that the Premises are rendered unfit for Lessee’s use or business, then Lessee may terminate this Lease by providing at least thirty (30) days’ written notice to Lessor, provided that this Lease shall not terminate if Lessor fully repairs and restores the Premises prior the date of termination set forth in Lessee’s notice.

9.2. FORCE MAJEURE. If Lessor is bona fide delayed or hindered in or prevented from the performance of any term, covenant or act required in Section 9.1 by reason of strikes, labor troubles, inability to procure materials or services, power failure, sabotage, rebellion, war, act of God, or other reason of a like nature, any of which must be beyond the reasonable control of Lessor, financial inability excepted, then the performance of that term, covenant or act is excused for the period of the delay and the reconstruction period shall be deemed correspondingly extended, except with respect to Lessee’s termination right set forth in Section 9.1.

9.3. ABATEMENT SOLE REMEDY. Except for abatement of rent and additional rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration of the Premises.

10. REAL PROPERTY TAXES.

10.1. PAYMENT BY LESSEE. Lessee shall pay, as additional rent hereunder, all real and personal property taxes, general and special assessments, and other charges of every description, including, without limitation, assessments charged by any owners association created by recorded covenants, conditions and restrictions binding on the Premises, levied, assessed or imposed upon the Premises, the leasehold estate hereby created, or any improvements, personal property or fixtures located on the Premises, whether chargeable against Lessor or Lessee, in each case, only to the extent attributable to the Term (collectively “Impositions”). Lessee shall make all such payments to Lessor in accordance with Section 29 of this Lease if Lessor is the addressee on the tax statements (“Reimbursable Impositions”), and Lessor shall make all such payments of Reimbursable Impositions to the applicable authority on or before the due date therefor. If Lessee is the addressee on the tax statement, then Lessee, not less than 30 days before delinquency, shall make all payments directly to the taxing authority. If the law expressly permits the payment of any or all of the foregoing in installments, then Lessee or Lessor, as applicable, at Lessee’s election, shall utilize the permitted installment method. All payments of Impositions shall be prorated by the actual number of calendar days in any partial calendar year during the Term.

10.2. LESSEE’S RIGHT TO CONTEST. Lessee may contest the legal validity or amount of any Imposition for which Lessee is responsible under this Lease, provided (i) Lessee first pays any disputed Imposition, if required to do so by applicable law, or (ii) in any other case, Lessee first deposits with Lessor a sum of money equal to the amount of the applicable Imposition, with estimated interest thereon (as reasonably calculated by Lessor). Such amount shall be held by Lessor, without interest, as an indemnity to pay such Imposition upon conclusion of the contest.

10.3. PROOF OF COMPLIANCE. If Impositions are payable by Lessee directly to the taxing authority, Lessee shall furnish to Lessor, within 10 days after the date Lessee is required to pay such Imposition, receipts or other appropriate evidence establishing their payment.

10.4. DELIVERY OF TAX STATEMENTS. Lessor shall deliver to Lessee, promptly after receipt by Lessor, copies of all tax bills or statements in regard to the Impositions.

11. UTILITIES; UTILITIES DEREGULATION.

11.1. LESSEE’S PAYMENT OBLIGATION. Lessee shall pay for all water, gas, heat, light, power, telephone, and other utilities and services supplied to the Premises, together with any taxes thereon.

11.2. LESSEE CONTROLS SELECTION. If permitted by law, Lessee shall have the right at any time and from time to time during the Term to contract for service from a company or companies providing electricity service different from the utility company currently providing electricity service to the Premises (each such different company shall hereinafter be referred to as an “Alternate Service Provider”).

11.3. LESSEE SHALL GIVE LESSOR ACCESS. Lessee shall cooperate with Lessor, the utility company currently providing electricity service to the Premises (the “Electric Service Provider”), and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Lessor, Electric Service Provider and any Alternate Service Provider reasonable access to the Premises’ electric lines, feeders, risers, wiring, and any other machinery within the Premises.

11.4. LESSOR NOT RESPONSIBLE FOR INTERRUPTION OF SERVICE. Lessor shall in no way be liable or responsible for any loss, damage, or expense that Lessee may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the quantity or character of the electric energy supplied by the Electric Service Provider or any Alternate Service Provider is no longer available or suitable for Lessee’s requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Lessee to any abatement or diminution of rent or additional rent, or relieve Lessee from any obligations under the Lease.

12. ASSIGNMENT AND SUBLETTING.

12.1. LESSOR’S CONSENT REQUIRED. Lessee shall not voluntarily or by operation of law, assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee’s interest in this Lease or in the Premises, without Lessor’s prior written consent, which shall not be unreasonably withheld. Any attempted assignment, transfer, mortgage, encumbrance, or subletting without such consent shall be void. Notwithstanding the foregoing, Lessee may without Lessor’s consent assign this Lease or sublet all or any portion of the Premises to any person or entity that (i) acquires all or substantially all of Lessee’s assets, (ii) is the surviving or successor entity as a result of the merger, consolidation or reorganization of Lessee, or (iii) is an Affiliate (as defined below) of Lessee. For purposes of this Section 12.1, “Affiliate” means any individual or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, Lessee. As used in the prior sentence, “control” and “controlled” mean the right and power, direct or indirect, to direct or cause the direction of the management and policies of an individual or entity through ownership of voting securities, by contract, or otherwise.

12.2. RELEASE OF LESSEE. Regardless of Lessor’s consent, no subletting or assignment shall release Lessee of Lessee’s obligation or alter the primary liability of Lessee to pay the rent and to perform all other obligations to be performed by Lessee hereunder, and no assignment shall be effective unless and until the assignee executes a written instrument, in form reasonably acceptable to Lessor, assuming all of Lessee’s obligations under this Lease from and after the date of such assignment. The acceptance of rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. If the assignee of Lessee’s entire interest in this Lease (or any guarantor of the assignee’s obligations under the Lease) has a net worth equal to or greater than $5,000,000 and the assignee assumes all of Lessee’s obligations under this Lease arising from and after the date of such assignment pursuant to a written instrument reasonably acceptable to Lessor, then assignor Lessee shall be released from liability for the performance of all terms, covenants and provisions of this Lease accruing after the effective date of the assignment.

12.3. PROFITS ON SUBLEASE. If Lessee sublets all or any portion of the Premises, then Lessee will pay to Lessor fifty percent (50%) of the Sublease Premium (as defined below) as and when received by Lessee, if any. “Sublease Premium” means all rent, additional rent, or other consideration paid by any subtenant in excess of the rent payable by Lessee under this Lease (on a monthly basis during the Term, and prorated on a per rentable square foot basis, if less than all of the Premises is subleased), after amortizing in equal monthly installments over the period of the sublease the reasonable expenses incurred by Lessee in connection with the sublease, including without limitation, any reasonable brokerage commission, reasonable legal fees, reasonable construction costs and other reasonable allowances and incentives.

13. DEFAULTS; REMEDIES.

13.1. DEFAULTS. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Lessee (each an “Event of Default”):

(a) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder that is not received within five (5) days after Lessor provides Lessee written notice that the payment is due, which notice would be sent if rent is not received within ten (10) days of the date when due; provided that, in the event Lessor shall send more than two (2) such notices to Lessee within any consecutive twelve (12) month period, Lessor shall not be obligated to send any further payment default notices to Lessee during the remainder of the Term.

(b) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in Subsection (b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee.

(c) To the extent occurring after the Effective Date, (i) the making by Lessee of any general assignment or general arrangement for the benefit of creditors; (ii) the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution, or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within thirty (30) days.

(d) The chronic delinquency by Lessee in the payment of Monthly Base Rent, under this Lease. “Chronic delinquency” shall mean failure by Lessee to pay Monthly Base Rent, or any other periodic payment required to be paid by Lessee under this Lease, within the cure period described in Section 13.1(a) above, for any three (3) months (consecutive or nonconsecutive) during any twelve (12) month period. In the event of the chronic delinquency, at Lessor’s option, Lessor shall have the additional right to require that Monthly Base Rent be paid by Lessee quarter-annually, in advance, for the remainder of the Term.

(e) Any guarantor of the Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate (by operation of law or otherwise) any guaranty of all or any portion of Lessee’s obligations under this Lease.

13.2. REMEDIES. In the event of any Event of Default, Lessor may at any time thereafter, with or without notice or demand (except as otherwise set forth below) and without limiting Lessor in the exercise of any other right or remedy which Lessor may have by reason of such Event of Default:

(a) Terminate Lessee’s right to possession of the Premises by any lawful means but providing at least ten (10) days’ written notice to Lessee, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event, Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee’s default including, but not limited to, the reasonable cost of recovering possession of the Premises; reasonable expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and any reasonable real estate commission actually paid in connection with such reletting; the “worth at the time of award” established by the court having jurisdiction thereof of the amount by which the unpaid rent and other charges due for the balance of the Term after the termination of this Lease, exceeds the amount of such rental loss for the same period that Lessee proves by clear and convincing evidence could have been reasonably avoided; and that portion of the leasing commission paid by Lessor applicable to the unexpired term of this Lease. Unpaid installments of rent or other sums shall bear interest from the date due at the rate of 15% per annum. For purposes of this Section 13.2(a), “worth at the time of award” of the amount referred to above shall be computed by discounting each amount by a rate equal to the prime rate (or its equivalent) of Bank One Arizona (or its successor) at the time of the award, but in no event more than an annual rate of ten percent (10%). Notwithstanding any provision to the contrary in this Lease, Lessor shall use commercially reasonable efforts to mitigate its damages.

(b) Re-enter the Premises, without terminating this Lease, and remove any property from the Premises if Lessee fails to remove the same within ten (10) days after receipt of written notice from Lessor to remove such property, in which case Lessor shall be entitled to enforce all of Lessor’s rights and remedies under this Lease, including the right to recover the rent and all other amounts due hereunder as they become due. No re-entry or taking possession of the Premises by Lessor pursuant to this Section 13.2 or other action on Lessor’s part shall be construed as an election to terminate the Lease unless a written notice of such intention is given to Lessee or unless the termination thereof is decreed by a court of competent jurisdiction. Lessor’s election not to terminate this Lease pursuant to this Section 13.2(b) or pursuant to any other provision of this Lease shall not preclude Lessor from subsequently electing to terminate this Lease or pursuing any of its other remedies.

(c) Maintain Lessee’s right to possession, in which case this Lease shall continue in effect, whether or not Lessee shall have abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor’s rights and remedies under this Lease, including the right to recover the rent and all other amounts due hereunder as they become due hereunder.

(d) Pursue any other or additional remedy now or hereafter available to Lessor under the laws or judicial decisions of the State of Arizona. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the Term hereof or by reason of Lessee’s occupancy of the Premises.

The remedies set forth herein shall be deemed cumulative and not exclusive.

13.3. DEFAULT BY LESSOR. Lessor shall not be deemed in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing specifying wherein Lessor has failed to perform such obligations; provided, however, that if the nature of Lessor’s obligation is such that more than thirty (30) days are required for performance, then Lessor shall not be in default if Lessor commences performance within such 30- day period and thereafter diligently prosecutes the same to completion. If Lessor does not cure such failure, then Lessor’s mortgagee may cure such failure in Lessor’s place and Lessee must accept such performance, provided that Lessor’s mortgagee cures such failure within the same time period that Lessor has to cure such failure under this Section 13.3. In no event shall Lessee have the right to terminate this Lease as a result of Lessor’s default, and Lessee’s remedies shall be limited to damages and/or an injunction. Notwithstanding the foregoing, Lessee will not be required to give notice of any default by Lessor under this Lease to any trust deed holder or mortgage holder unless such trust deed holder or mortgage holder has executed with Lessee a Subordination, Non-Disturbance and Attornment Agreement in a form reasonably acceptable to Lessee and such holder (“SNDA Agreement”).

13.4. LATE CHARGES. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor’s designee on or before the date when due and after Lessor has provided a five (5) day written notice, Lessee shall pay to Lessor a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s default with respect to such overdue amount nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

13.5. WAIVER OF LANDLORD LIEN. Notwithstanding any provision to the contrary in this Lease, Lessor hereby waives and relinquishes any landlord’s lien, rights of levy or distraint, claim, security interest or other interest the Lessor may now or hereafter have in or with respect to any of the Personal Property (as defined below) (including, without limitation, any lien under Arizona Revised Statutes Title 33. Property Section 33-362) of Lessee located at or upon the Premises from time to time, provided that such waiver shall not apply to any lien that is granted to Lessor as a result of a judgment entered against Lessee in a court of competent jurisdiction. Lessee may, at its expense, install, assemble or place on the Premises and remove and substitute any Personal Property, and title to the same shall remain in Lessee. As used herein, the term “Personal Property” shall mean all machinery, equipment, furniture, furnishings, movable walls or partitions, computers or trade fixtures, goods, inventory, supplies, and other personal property owned or leased (pursuant to equipment leases) by Lessee. Upon the execution and delivery of this Lease by Lessor and Lessee and from time to time thereafter at Lessee’s request, Lessor shall execute a collateral access agreement in the form attached hereto as Exhibit “B” and any other document or instrument, in a commercially reasonable form, as requested or required by Lessee or any of Lessee’s lenders to evidence or effect the waiver set forth in this Section 13.5.

14. CONDEMNATION. If less than twenty percent (20%) of the gross rentable floor area of the Premises is taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called “condemnation”), and the Premises are rendered unsuitable for Lessee’s use, Lessee may terminate this Lease by providing Lessor with written notice thereof within ten (10) days following the date when the condemning authority takes title or possession, whichever first occurs. If twenty percent (20%) or more of the gross rentable floor area of the Premises is taken by condemnation, then Lessee may terminate this Lease by providing Lessor with written notice thereof within ten (10) days following the date when the condemning authority takes title or possession, whichever first occurs. If one hundred percent (100%) of the gross rentable floor area of the Premises is taken by condemnation, then this Lease shall automatically terminate as of the date of such condemnation. If all of an individual Building is taken, then Lessor will have the right to terminate this Lease solely as to that particular Building by providing Lessee with written notice thereof within ten (10) days following the date when the condemning authority takes title or possession, whichever first occurs. If this Lease is terminated pursuant to this Section 14, then such termination shall be effective as of the date one (1) day prior to the earlier of the date when the condemning authority takes title or possession, whichever first occurs, and all rent and additional rent shall be adjusted as between Lessee and Lessor as of such date. If neither Lessor nor Lessee elects to terminate this Lease or this Lease doesn’t automatically terminate, as applicable, in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that all rent and additional rent shall be reduced in the proportion that the gross rentable floor area taken bears to the total gross rentable floor area of the original Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any award for loss or damage to Lessee’s trade fixtures, removable property and any other Personal Property. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall, to the extent of severance damages actually received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority.

15. GENERAL PROVISIONS.

15.1. ESTOPPEL CERTIFICATE.

(a) Each party shall at any time upon not less than ten (10) days prior written notice from the other party execute, acknowledge and deliver to the requesting party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any; (ii) acknowledging that there are not, to such party’s actual knowledge, any uncured defaults on the part of the requesting party hereunder, or specifying such defaults if any are claimed; and (iii) setting forth such other statements with respect to this Lease as may be reasonably requested by the requesting party. Any such statement given by Lessee may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises, and any such statement given by Lessor may be conclusively relied upon by any prospective assignee, purchaser, investor or lender of or to Lessee.

(b) If Lessor desires to finance or refinance the Premises, or any part thereof, Lessee hereby agrees to deliver to any lender designated by Lessor such financial statements of Lessee as may be reasonably required by such lender. Such statements shall include the past three years’ financial statements of Lessee. All such financial statements shall be received by Lessor in confidence and shall be used only for the purposes herein set forth. As a condition precedent to Lessee furnishing any financial statements to Lessor or any lender of Lessor, Lessor and its lender will be required to execute a confidentiality agreement in favor of Lessee in the form attached as Exhibit “C” to this Lease (a “Confidentiality Agreement”).

15.2. LESSOR’S LIABILITY. The term “Lessor” as used herein shall mean only the owner or owners at the time in question of the fee title or a lessee’s interest in a ground lease of the Premises. In the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor’s obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor’s successors and assigns, only during their respective periods of ownership. Notwithstanding any provision to the contrary in this Lease, neither Lessor nor any successor Lessor will be released from its obligations or liability under this Lease in the event of a sale of the Premises or other transfer or assignment of such Lessor’s interest in this Lease unless the transferee or assignee executes an assignment and assumption agreement pursuant to which such transferee or assignee agrees to assume and perform all of Lessor’s or successor Lessor’s obligations, as applicable, under this Lease.

15.3. SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

15.4. INTEREST ON PAST DUE OBLIGATIONS. Except as expressly herein provided, any amount due to Lessor not paid when due shall bear interest at the rate of 15% per annum from the date due. Payment of such interest shall not excuse or cure any default by Lessee under this Lease.

15.5. TIME OF ESSENCE. Time is of the essence.

15.6. CAPTIONS. Section and paragraph captions are not a part hereof.

15.7. INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS; EFFECTIVE DATE. This Lease contains all agreements of the parties with respect to the Premises. No prior agreement or understanding between the parties pertaining to the Premises shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Lessor and TAH Windown, Inc. (formerly known as SynCardia Systems, Inc.) (“Original Lessee”) are currently parties to a Standard Commercial-Industrial Single Tenant Triple Net Lease, dated February 20, 2015 (the “Original Lease”) with respect to the Premises and certain other real property. On July 1, 2016, Original Lessee filed for bankruptcy protection in proceedings under Chapter 11 of Title 11 the United States Code, 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”), Case No. 16-11599, pending before the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) captioned In re: TAH Windown, Inc. (the “Bankruptcy Case”). In connection therewith, Original Lessee and Sindex SSJ Lending, LLC (collectively with its successors, assigns and designees, “Sindex”) entered into an Amended and Restated Asset Purchase Agreement (the “APA”) as approved by order of the Bankruptcy Court on September 16, 2016, Docket Entry 258 (the “Sale Order”). Sindex has designated Lessee to become tenant under this Lease in the event the Original Lease is assumed by Original Lessee and assigned pursuant to the APA and the Sale Order. Pursuant to the APA and the Sale Order, Lessee has the right to direct Original Lessee to reject the Original Lease or to assume and assign the Original Lease to Lessee. Contingent upon (i) Lessee directing Original Lessee to file with the Bankruptcy Court an assumption notice with respect to the Original Lease; (ii) Original Lessee filing with the Bankruptcy Court the assumption notice described in clause (i); and (iii) the passage of the objection deadline set forth in the aforementioned assumption notice without any timely objection having been filed (it being agreed that Lessor shall not file any such objection); this Lease shall become effective as of the date of Original Lessee’s assumption and assignment of the Original Lease to Lessee (the “Effective Date”) and shall thereupon amend and restate the Original Lease in its entirety, and Lessor shall be deemed to have waived any outstanding accounts receivable balance outstanding and/or cure claim due under or in connection with the Original Lease. This Lease will not become effective unless and until the Effective Date occurs.

15.8. NOTICES AND PAYMENTS. All notices and demands which may be required or permitted to be given to either party hereunder shall be in writing, and all such notices and demands hereunder shall be sent by certified United States mail, return receipt requested, postage prepaid, or sent via nationally recognized overnight courier with delivery charges prepaid to the addresses set out below or to such other person or address as each party may from time to time designate in a notice to the other. All payments due hereunder shall be sent by first class United States mail, postage prepaid or hand delivered to the address of Lessor set out below or to such other person or place as Lessor may from time to time designate in a notice to Lessee. Notices and payments shall be deemed given and made upon actual receipt or rejection thereof. Any notice, demand or payment required or permitted to be given or made hereunder shall be addressed to Lessor and Lessee, respectively, at the addresses set forth below:

If to Lessor:	Cherrylake Partners, LLC
c/o Walter Hoge
Rio West Development and Construction, Inc.
2440 S. 34th Place
Tucson, Arizona 85713

If to Lessee:	SynCardia Systems, LLC
1992 E. Silverlake Road
Tucson, Arizona 85713

With a copy to:	Portfolio Legal Services, LLC
2929 Arch Street, Suite 1800
Philadelphia, PA 19104 7324
Attention: Thomas A. Kennedy, Esq.

With a copy to:	Klehr Harrison Harvey Branzburg LLP
1835 Market Street, Suite 1400
Philadelphia, PA 19104
Attention: Stephan L. Cutler, Esq.

15.9. MORTGAGE PROTECTION.

(a) Intentionally Deleted

(b) Lessee agrees to give to any trust deed or mortgage holder (“Holder”), by prepaid certified mail, return receipt requested, at the same time as it is given to Lessor, a copy of any notice of default given to Lessor, provided that prior to such notice Lessee has been notified, in writing, (by way of notice of assignment of rents and leases, or otherwise) of the address of such Holder. Lessee further agrees that the Holder also shall have the right to cure such Lessor default but not beyond the period of time that Lessor has to cure such defaults hereunder.

15.10. WAIVERS. No waiver by Lessor of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor’s consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such rent. No waiver by Lessee of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessor of the same or any other provision. Lessee’s consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Lessee’s consent to or approval of any subsequent act by Lessor.

15.11. RECORDING. Lessee shall not record this Lease without Lessor’s prior written consent, and such recordation shall, at the option of Lessor, constitute a non-curable default of Lessee hereunder.

15.12. HOLDING OVER. If Lessee remains in possession of the Premises or any part thereof after the expiration of the Term hereof, without the written consent of Lessor, such occupancy shall be a tenancy at sufferance, for which Lessee shall pay (i) Monthly Base Rent equal to one hundred twenty-five percent (125%) of the Monthly Base Rent in effect immediately prior to the expiration of the Term, plus (ii) all other charges payable hereunder as and when due pursuant to the terms of this Lease, and upon all the terms hereof applicable to such a tenancy at sufferance.

15.13. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

15.14. COVENANTS AND CONDITIONS. Each provision of this Lease performable by Lessee shall be deemed both a covenant and a condition.

15.15. BINDING EFFECT; CHOICE OF LAW. Subject to any provisions hereof restricting assignment or subletting and subject to the provisions of Section 15.2, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of Arizona.

15.16. SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE.

(a) This Lease and Lessee’s rights hereunder shall be subordinate to the lien of any ground lease, mortgage, deed of trust or any other hypothecation for security now or hereafter placed upon or against the Premises, and all advances made on the security thereof and to the lien of all renewals, modifications, consolidations, replacements and extensions thereof. Lessor shall use reasonable efforts to cause each ground lessor and each holder of a mortgage, deed of trust or any other hypothecation (each a “Holder”) to execute with Lessee a SNDA Agreement within ten (10) days after the execution and delivery of this Lease by Lessor and Lessee.

(b) Within five (5) days after Lessor’s request, Lessee shall execute such documents to reflect such subordination of its rights hereunder to the lien of any mortgage, deed of trust or other hypothecation, and/or to the lien of any ground lease with respect to the Premises, and to the lien of all advances made or to be made upon the security thereof, provided that the Holder thereof has executed with Lessee a SNDA Agreement. Notwithstanding the foregoing, this Section 15.16(b) shall be self-operative and no further instrument of subordination shall be required; provided that Lessee shall execute and deliver such instrument of subordination within five (5) days after Lessor’s request as provided above provided that the Holder thereof has executed with Lessee a SNDA Agreement. As a condition of Lessor refinancing the Premises after the Commencement Date, Lessor shall cause the prospective lender to execute with Lessee a SNDA Agreement.

(c) In the event any proceedings are brought for the foreclosure of, or in the event of the exercise of the power of sale under any mortgage, deed of trust or other hypothecation encumbering the Premises, or in the event of a termination of any ground lease affecting the Premises, Lessee shall attorn to the purchaser or ground lessor and recognize such purchaser or ground lessor as the lessor under this Lease; provided that the ground lessor or Holder of such mortgage, deed of trust or other hypothecation has executed with Lessee a SNDA Agreement.

15.17. ATTORNEY’S FEES. If either party brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party shall be entitled to its reasonable attorneys’ fees in any such action, on trial or appeal, to be paid by as fixed by the court.

15.18. LESSOR’S ACCESS. Provided that Lessor gives Lessee at least forty-eight (48) hours’ advance notice (or in the case of emergencies, as much advance notice as is practicable under the circumstances), Lessor and Lessor’s agents shall have the right to enter the Premises at reasonable times between 8 a.m. and 5 p.m. weekdays for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, consultants and other professionals (but excluding prospective tenants except during the last six (6) months of the Term) and making such alterations, repairs, improvements, or additions to the Premises as Lessor may deem necessary or desirable. In connection with such entry and in connection with carrying out any of its responsibilities hereunder or its privileges as the owner of the Premises, Lessor shall be entitled to erect such scaffolding and other necessary structures or equipment as reasonably may be required by the character of the work to be performed, provided that Lessor shall not unreasonably interfere with the conduct of Lessee’s business. Except as specifically provided herein to the contrary, no entry by Lessor hereunder nor any work performed by Lessor to the Premises shall entitled Lessee to terminate this Lease or to a reduction or abatement of rent or other amounts owed by Lessee hereunder nor to any claim for damages. Lessor may, during the last six (6) months of the Term, place on or about the Premises any ordinary “For Sale” and “For Lease” signs. Subject to complying with the notice requirements in the first sentence of this Section 15.18, Lessor and Lessor’s agent shall have the right to enter the Premises at any time in the case of an emergency.

15.19. SIGNS AND AUCTIONS. Lessee shall not place any sign upon the Premises or conduct any auction from the Premises without Lessor’s prior written consent, which shall not be unreasonably withheld. Lessor acknowledges and agrees that all signage presently in place at the Premises has been approved by and is acceptable to Lessor.

15.20. MERGER. The voluntary or other surrender of this Lease by Lessee or a mutual cancellation thereof shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

15.21. AUTHORITY. If Lessee is a corporation, a limited liability company, partnership or other entity, said entity represents and warrants that the undersigned individual is duly authorized to execute and deliver this Lease on behalf of said entity, and that this Lease is binding upon said entity in accordance with its terms.

15.22. NSF CHECKS. There will be a $50.00 service charge payable to Lessor on all checks returned for nonsufficient funds, which charge shall be in addition to, and not in substitution for, any late charges and interest due hereunder.

16. SAFETY. Lessee shall maintain on the Premises at all times during the Term hereof an adequate number, size and type of fire extinguishers as are appropriate to Lessee’s business. Lessee will at all times adhere to good safety practices or as may be required by safety inspectors. No goods, merchandise or materials shall be kept, stored or sold by Lessee on or about the Premises which are in any way hazardous. Lessee, at its sole expense, shall comply with any and all requirements of any insurance organization or company necessary for the maintenance of fire and public liability insurance covering the Premises. Notwithstanding any provision to the contrary in this Lease, Lessor will have the right to keep, store or sell goods, merchandise and materials on or about the Premises to the extent customary and necessary for the operation of Lessee’s business.

17. ATTORNMENT. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust covering the Premises, Lessee shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Lessor under this Lease provided that the Holder of such mortgage or deed of trust has executed with Lessee a SNDA Agreement.

18. SUCCESSORS AND ASSIGNS. Subject to any provisions hereof restricting assignment or subletting and subject to the provisions of Section 15.2, the covenants and conditions herein contained, inure to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

19. FINANCIAL STATEMENTS. Within fifteen (15) days after Lessor’s request, Lessee shall deliver to Lessor the current financial statements of Lessee, and financial statements of the two (2) years prior to the current financial statements year, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied. Such financial statement, balance sheet and profit and loss statement shall be certified as accurate by Lessee or a properly authorized representative of Lessee if Lessee is a corporation, partnership or other business entity. As a condition precedent to Lessee furnishing any financial statements to Lessor hereunder, Lessor shall execute a Confidentiality Agreement.

20. NO ACCORD OR SATISFACTION. No payment by Lessee or receipt by Lessor of a lesser amount than the monthly rent and other sums due hereunder shall be deemed to be other than on account of the earliest rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Lessor may accept such check or payment without prejudice to Lessor’s right to recover the balance of such rent or other sum or pursue any other remedy provided in this Lease.

21. ACCEPTANCE. This Lease shall only become effective and binding upon the Effective Date.

22. INABILITY TO PERFORM. This Lease and the obligations (excluding monetary obligations) of both parties hereunder shall not be affected or impaired because the other party is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of the first party.

23. JOINT OBLIGATION. If there be more than one Lessee, the obligations hereunder imposed shall be joint and several.

24. CONSENTS AND APPROVALS. All consents or approvals requested of Lessor will not be unreasonably withheld, conditioned or delayed.

25. BASIC TERMS SHEET. The Basic Terms Sheet to which this Lease is attached is for the convenience of the parties in quickly referencing certain of the basic terms of the Lease. It is not intended to serve as a complete summary of the Lease. In the event of any inconsistency between the provisions of the Basic Terms Sheet and the Lease, the applicable provisions of this Lease shall prevail and control.

26. TRIPLE NET LEASE. Lessee acknowledges that this is a Triple Net Lease and that Lessee shall do all acts and make all payments connected with or arising out of its use and occupation of the Premises to the extent required hereunder, and Lessor shall not be obligated to perform any acts or be subject to any liabilities or to make any payments, except as otherwise specifically and expressly provided in this Lease.

27. NO ACCESS TO ROOF. Lessee shall have reasonable access to inspect the roof of the Premises or the building in which the Premises are located and shall not install, repair or replace any aerial, fan, air conditioner, satellite dish or other device on the roof of the Premises or the buildings in which the Premises are located without the prior written consent of Lessor. Any aerial, fan, air conditioner, satellite dish or other device installed without such written consent shall be subject to removal, at Lessee’s expense, without notice, at any time. As a condition of giving such written consent, Lessor may require that Lessee execute an amendment to this Lease, setting forth the terms applicable to any roof-mounted equipment, and obligating Lessee to pay additional rental for the right to install and maintain such roof-mounted equipment.

28. NO OTHER BROKERS. Each party represents and warrants to the other party that such party has not engaged any brokers, finders or other parties that are entitled to any commission or finder’s fee with respect to this Lease or the Premises If any person shall assert a claim to a finder’s fee or brokerage commission, or any other compensation on account of alleged employment as a finder or broker or performance of services as a finder or broker in connection with this transaction, the party under whom the finder or broker is claiming to the extent such party actually engaged such finder or broker shall indemnify and hold the other party harmless from and against any such claim and all reasonable costs, expenses and liabilities incurred in connection with such claim or any action or proceeding brought on such claim, including, but not limited to, reasonable counsel and witness fees and court costs in defending against such claim.

29. ESTIMATED OPERATING EXPENSE REIMBURSEMENT BY LESSEE.

29.1. OPERATING EXPENSES. The reasonable costs incurred by Lessor to maintain the foundations, roofs and exterior walls of the Premises in good order, condition and repair in accordance with Section 7.1, Lessor’s property insurance premiums as set forth in Section 8.2 and Reimbursable Impositions (collectively, “Operating Expenses”), shall be paid by Lessor when due, and Lessee shall reimburse Lessor for such Operating Expenses as additional rent. On the Commencement Date and each anniversary of the Commencement Date during the Term, Lessor shall notify Lessee in writing of the estimated amount of Operating Expenses that Lessee reasonably expects to incur during the then-current year of the Term (the “Estimated Amount”). Lessee shall pay to Lessor the Estimated Amount in equal monthly installments concurrently with Lessee’s payment of Monthly Base Rent. During any year of the Term, Lessor may reasonably increase or decrease the Estimated Amount for the remainder of the then-current year by giving Lessee at least twenty (20) days’ written notice of such increase or decrease, describing in reasonable detail the reason for such increase or decrease. Operating Expenses shall not include the costs of any capital repair or capital replacement. Lessor and Lessee acknowledge and agree that the Estimated Amount for the first year of the Term shall be $53,858.40, to be paid in equal monthly installments of $4,488.20.

29.2. RECONCILIATION. Within sixty (60) days after the expiration of each year during the Term, Lessor shall provide Lessee with a written statement setting forth in reasonable detail the actual amount of Operating Expenses incurred during the preceding year of the Term and the difference between such Operating Expenses and the Estimated Amount for such year. If the amount paid by Lessee in respect of the Estimated Amount in such year exceeds the actual Operating Expenses, then, at Lessee’s option, Lessor shall either refund such excess to Lessee within thirty (30) days’ after delivery of such written statement or credit such excess against Lessee’s next monthly installment or installments of the Estimated Amount for the then-current year of the Term.

29.3. AUDIT RIGHTS. Lessor agrees to maintain such records as to any and all Operating Expenses as are customarily maintained in accordance with generally accepted accounting principles. Lessor shall, upon Lessee’s written request, furnish to Lessee in an electronic format within thirty (30) days after Lessee’s request, supporting documentation evidencing that the amount of Operating Expenses are correct (including, without limitation, Lessor’s general ledger and third party invoices), and, once annually, Lessee shall have the right to audit and inspect at Lessor’s office Lessor’s books and records relating to Operating Expenses during normal business hours after fifteen (15) days’ prior written notice to Lessor. If Lessee’s inspection of such records shall disclose that Lessee’s aggregate monthly payments in respect of the Estimated Amount are greater than the actual amount of Operating Expenses, then Lessor shall immediately reimburse Lessee an amount equal to the amount so overpaid by Lessee. If Lessee’s inspection of such records reveals that Lessee overpaid Operating Expenses by more than five percent (5%), then Lessor shall also pay the reasonable cost of Lessee’s audit or inspection. Lessor shall maintain its books and records with respect to Operating Expenses for a period of three (3) years after the expiration or termination of the Term. The provisions of this Section 29.3 shall survive the termination or expiration of this Lease.

30. RIGHT TO RECEIVE FIRST OFFER (ADJOINING SPACE). Provided no Event of Default exists with respect to payment of rent or any other payments due to Lessor hereunder, then prior to offering all or any part of the Adjacent Space (as defined below) in Lessor’s property for lease to third parties, Lessor will first provide a written notice (the “Offer Notice”) to Lessee of Lessor’s intention to lease such Adjoining Space. The Offer Notice shall describe the area of the Adjoining Space to be leased (the “Adjoining Space Leased Property”), the proposed rental rate for the Adjoining Space Leased Property, and any other material terms and conditions of the proposed lease. Lessee shall have the right to lease the Adjoining Space Leased Property at the rental rate and upon the terms and conditions stated in the notice which right may only be exercised by delivering written notice of exercise to Lessor within fifteen (15) business days after receipt of the Offer Notice. If Lessee timely and properly exercises its right to lease the Adjoining Space Leased Property, Lessor and Lessee shall promptly execute an amendment to this Lease to include the Adjoining Space Leased Property. If said notice of exercise is not timely received by the Lessor from Lessee, Lessee shall have no further rights under this Section 30 with respect to the Adjoining Space Leased Property so proposed. The “Adjoining Space” shall mean the vacant land located immediately adjacent to Building I as shown on Exhibit “A-1” attached hereto.

[Signature page follows]

The parties hereto have executed this Lease on the dates specified immediately adjacent to their respective signatures.

This Lease has been prepared for submission to your attorney for approval. No representation or recommendation is made by Lessor or its agents or employees as to the legal effect or tax consequences of this Lease or the transaction relating thereto.

LESSOR		LESSEE

Cherrylake Partners, LLC,		SynCardia Systems, LLC,
an Arizona limited liability company		a Delaware limited liability company

By:	/s/ Walter Hoge	By:	/s/ Michael Garippa
	Walter Hoge		Michael Garippa

Its:	Managing Member	Its:	President

Date:	11/28/16	Date:	11/28/16

Attachments: Exhibits “A”, “A-1”, “B”, “C”

EXHIBIT “A”

Description of the Premises

The approximate 22,235 square feet space located at 1974, 1978, 1986 and 1992 East Silverlake Road, Tucson, Arizona.

EXHIBIT “A-1”

Site Plan

Adjoining Space
Premises
FAIRLAND STRAV. (OLD VAIL RD.)
CHERRYBELL STRAV.
EXISTING BUILDING
RESEED THIS AREA FOR NATIVE VEGETATION AS NECESSARY
N

EXHIBIT “B”

Form of Collateral Access Agreement

[_______________] in its capacity as agent pursuant to the Credit Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, together with its successors and assigns, including any replacement, the “Agent”) and the parties from time to time to the Credit Agreement as lenders (collectively, “Lenders”) have entered or are about to enter into financing arrangements with SynCardia Systems, LLC (“Lessee”) pursuant to which Agent has been or may be granted a security interest in Lessee’s personal property located at or upon the Premises (as defined below) from time to time, including, but not limited to, inventory, trade fixtures, equipment and books and records (hereinafter “Personal Property”). For purposes of this letter agreement (this “Agreement”), the term “Personal Property” does not include plumbing and electrical fixtures, heating, ventilation and air conditioning, wall and floor coverings, walls or ceilings and other fixtures. The “Premises” means the real property leased by Lessee or its affiliates located at 1974, 1978, 1986 and 1992 East Silverlake Road, Tucson, Arizona, the legal description of which is attached as Exhibit A hereto. Cherrylake Partners, LLC, an Arizona limited liability company (the “Owner”) is the owner or lessor of the Premises. The term “Credit Agreement” as used herein shall mean that certain [Credit Agreement dated ____________] by and among Lessee, certain of its affiliates, Agent and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, restructured or replaced.

In order for Agent and Lenders to consider making loans or providing other financial accommodations to Lessee or its affiliates in reliance upon the Personal Property as collateral, the Owner agrees as follows:

The Owner waives and relinquishes any landlord’s lien, rights of levy or distraint, claim, security interest or other interest the Owner may now or hereafter have in or with respect to any of the Personal Property, whether for rent or otherwise (including, without limitation, any lien under Arizona Revised Statutes Title 33. Property Section 33-362), except for any lien that is granted to Owner as a result of a judgment entered against Lessee in a court of competent jurisdiction.

The Personal Property may be installed in or located on the Premises and is not and shall not be deemed a fixture or part of the real property. The Personal Property shall at all times be considered personal property.

Agent may, at its option, enter and use the Premises for the purpose of repossessing, removing, selling or otherwise dealing with any of the Personal Property, and such license shall be irrevocable and shall continue from the date Agent enters the Premises pursuant to the rights granted to it herein for a period not to exceed one hundred and twenty (120) days or if later, until the receipt by Agent of written notice from the Owner directing removal of the Personal Property; provided, that, for each day that Agent uses the Premises pursuant to the rights granted to it herein, unless the Owner has otherwise been paid rent and the other charges or payments due to Owner and required to be paid by Lessee (collectively, “Rent”) pursuant to the lease relating to the Premises between the Owner and Lessee (the “Lease”) in respect of any of such period, Agent shall pay the regularly scheduled Rent, as applicable, prorated on a per diem basis to be determined on a thirty (30) day month, without Agent or any Lender thereby assuming the Lease or incurring any other obligations of Lessee, and any damage to the Premises caused by Agent or its representatives will be repaired by Agent (for the account of Lessee).

This waiver shall continue until such time as all of Lessee’s obligations to Agent and the Lenders arising under the Credit Agreement have been paid in full.

The Owner agrees to send notice in writing within ten (10) business days after any default under the Lease to Agent at the following address:

[_______________]

[_______________]

[_______________]

[_______________]

Upon receipt of such notice, Agent shall have the right, but not the obligation, to cure such default within ten (10) days thereafter. Any payment made or act done by Agent to cure any such default shall not constitute an assumption by Agent or any Lender of the Lease or any obligations of Lessee.

This Agreement may be separately executed in any number of counterparts, all of that when so executed shall be deemed to constitute one and the same Agreement. This Agreement may be validly delivered by facsimile or other electronic transmission of an executed counterpart of the signature page hereof.

THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (OTHER THAN ANY PRINCIPLES OF CONFLICTS OF LAW OR OTHER RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE).

This Agreement may not be changed or terminated orally or by course of conduct. The Owner shall notify any purchaser of the Premises or of its business of this Agreement and its terms and this Agreement is binding upon the Owner and the heirs, personal representatives, successors and assigns of the Owner and inures to the benefit of Agent, Lenders and their respective successors and assigns (including any agent or lender or group of lenders or agent for such group of lenders that at any time refinances, replaces or succeeds to the credit facility referred to above).

Dated this ___ day of _______, 2016.

CHERRYLAKE PARTNERS, LLC

By:

Name:

Title:

Acknowledged:

[_______________],
as Agent

By:

Name:

Title:

EXHIBIT “C”

Form of Confidentiality Agreement

 __________________________________, 20 ____

Confidential

Cherrylake Partners, LLC

2440 S. 34th Place

Tucson, Arizona 85713

Attention: Walter Hoge

[NOTE: REPLACE LANDLORD NAME AND ADDRESS WITH LENDER NAME AND ADDRESS IF LENDER IS SIGNING THIS AGREEMENT]

Ladies and Gentlemen:

SynCardia Systems, LLC, a Delaware limited liability company (the “Company”; the Company and its subsidiaries, affiliates and representatives are collectively, the “Company Group”), and Cherrylake Partners, LLC, an Arizona limited liability company (“Recipient”) [NOTE: REPLACE “RECIPIENT” WITH “LANDLORD” IF LENDER IS SIGNING THIS AGREEMENT], have entered into an Amended and Restated Standard Commercial-Industrial Single Tenant Triple Net Lease dated __________, 2016 (the “Lease”) with respect to certain premises comprised of the buildings located at 1974, 1978, 1986 and 1992 East Silverlake Road, Tucson, Arizona (as more particularly described in the Lease, the “Premises”). [NOTE: INSERT FOLLOWING SENTENCE IF LENDER IS SIGNING THIS AGREEMENT] [[__________] (“Recipient”), lender to Landlord, has requested certain financial information from the Company.] Pursuant to Section 19 [NOTE: REPLACE “SECTION 19” WITH “SECTION 15.1(b)” IF LENDER IS SIGNING THIS AGREEMENT] of the Lease, the Company has agreed to disclose to the Recipient confidential, financial and other information relating to the Company’s business (the “Business”). The Company Group and the Recipient wish to protect the information disclosed by the Company Group to the Recipient. Therefore, in consideration of these premises and the benefits to be derived from the disclosure of confidential information by the Company Group, Recipient, intending to be legally bound, hereby agrees as follows:

1. Recipient shall keep confidential any and all information revealed to it by or on behalf of the Company Group, whether written or oral, whether before or after the date of this letter agreement (this “Agreement”), as well as any other information regarding or relating to the Business including without limitation, property, technical data or know-how, information relating to research, products, services, customers, markets, costs, developments, inventions, processes, marketing or finances, whether or not such information is designated to be confidential or proprietary, and any other materials that have not been made available to the general public by the Company Group (“Evaluation Material”). For purposes of this Agreement, Evaluation Material shall also include all documents which are prepared by (a) any member of the Company Group, or (b) Recipient and its Representatives (as defined herein), including all correspondence, memoranda, notes, summaries, analyses, models, extracts of and documents and records reflecting, based on or derived from Evaluation Material as well as all copies and other reproductions thereof, whether in writing or stored or maintained in or by electronic, magnetic or other means, media or devices. Failure to mark any Evaluation Material as confidential or proprietary shall not affect its status as Evaluation Material under the terms of this Agreement.

2. Recipient shall maintain in confidence all Evaluation Material and shall take all reasonable precautions to ensure that Evaluation Material is not disclosed or disseminated to any other persons or published or reproduced, including, at a minimum, those precautions that it utilizes to protect its own confidential information. Recipient shall not use such Evaluation Material for any reason other than in connection with its consideration pursuant to Section 19 [NOTE: REPLACE “SECTION 19” WITH “SECTION 15.1(b)” IF LENDER IS SIGNING THIS AGREEMENT] of the Lease without the prior written consent of the Company. Recipient may disclose Evaluation Material only to its directors, officers and employees (the “Personnel Representatives”), and also to Recipient’s present and prospective future lenders and their representatives, prospective purchasers of the Premises and their representatives, and prospective investors in the Building and their representatives, that execute separate confidentiality agreements with the Company (the “Outside Representatives”) (the Personnel Representatives and

the Outside Representatives, collectively, “Representatives”), provided that: (a) disclosure of the Evaluation Material to any such Representative is required in connection with Recipient’s consideration of the Lease; (b) Recipient informs such Representative of the confidential nature of the Evaluation Material and such persons are bound to comply with the terms of this Agreement or of a separate confidentiality agreement with the Company (if such person is an Outside Representative); and (c) Recipient institutes security procedures to account for and safeguard all copies of any document or electronic file containing any Evaluation Material. A breach of this Agreement by any Representative of Recipient shall be deemed to be a breach of this Agreement by Recipient, and Recipient will be responsible for any such breach. Recipient represents that each of its directors, officers, employees and other firm personnel that receive Evaluation Material are formally apprised of his or her obligations concerning the confidentiality of all client affairs and information prior to receipt thereof.

3. At the request of the Company, Recipient shall discontinue any use of Evaluation Material, return to the Company all material furnished by the Company Group that contains Evaluation Material, and erase or destroy any Evaluation Material contained in computer memory or data storage apparatus. The Recipient’s return or destruction of any Evaluation Material will not affect any of its obligations under this Agreement, including the obligation to keep the Evaluation Material confidential. Recipient will certify in writing to the Company that Recipient has taken all actions described in this paragraph.

4. This Agreement shall remain in effect from the date of this Agreement until the second anniversary of the termination or expiration of the Lease, but shall not apply to Evaluation Material that: (a) at the time of disclosure by the Company Group is in, or after disclosure by the Company Group becomes part of, the public domain, other than through an improper act or omission on the part of Recipient or on the part of any of Recipient’s Representatives; (b) was in Recipient’s possession at the time of disclosure by the Company Group, as shown by written evidence, and was not acquired, directly or indirectly, from the Company Group; or (c) Recipient receives from a third party, provided that such Evaluation Material was not obtained by such third party, directly or indirectly, from, or on behalf of, the Company Group.

5. In the event that either Recipient or its Representatives receives a subpoena, order or request to disclose any Evaluation Material or other information concerning the Company, Recipient will, except as prohibited by law or if such subpoena, order or request is received pursuant to regulatory oversight, provide the Company with prompt notice of such receipt(s) so as to enable the Company to seek an appropriate protective order, to consult with the Recipient with respect to taking steps to resist or narrow the scope of such request or process, and/or to waive compliance in whole or in part with this Agreement to maintain confidentiality of the Evaluation Material. If, but only to the extent that, following delivery of the foregoing notice, and in the absence of a protective order or receipt of a waiver under this Agreement, Recipient or its Representatives are compelled to disclose Evaluation Material or other information concerning the Company, Recipient and its Representatives may disclose such Evaluation Material or other information without liability to the Company under this Agreement.

6. All contacts with the Company or requests for information shall be made through officers of the Company. Recipient will not contact any of the Company’s other personnel, customers, suppliers, lenders or agents without the prior written consent of the Company’s officers. Evaluation Material has been and will be provided to Recipient by the Company Group with the express understanding that neither the Company Group nor the Recipient is obligated to enter into any further agreement relating to the Lease.

7. Recipient acknowledges that it is impossible to measure fully, in money, the injury that will be caused in the event of a breach or threatened breach of any of the provisions of this Agreement and the Company shall be entitled to injunctive relief to enforce the provisions of this Agreement, without the need to post a bond or other security and without prejudice to any other remedy that the Company may have at law or in equity. The Company shall be entitled to recover all reasonable expenses, including reasonable attorneys’ fees, incurred in connection with successful efforts to enforce this Agreement.

8. This Agreement and the rights and obligations of the Company and the Recipient hereunder shall be governed by the laws of the State of Delaware, notwithstanding any conflict-of-law doctrines of the State of Delaware or any other jurisdiction to the contrary.

9. The Lease and this Agreement contains the entire agreement and understanding of the Company and the Recipient relating to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of every nature between them. This Agreement may not be changed or modified, except by an agreement in writing signed by both of the Company and Recipient. If any provision of this Agreement is later determined to be void, invalid or unenforceable for any reason, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be void, invalid or unenforceable, such amendment to apply only to the operation of such provision in the particular jurisdiction in which such adjudication is made, and the validity and enforceability of all of the remaining provisions of this Agreement shall not be affected.

10. Although Recipient understands that the Company has endeavored, in good faith, to include in the Evaluation Material information believed to be relevant for the purpose of Recipient’s evaluation, Recipient further understands that, except as may otherwise be expressly agreed in writing, the Company Group does not make any representation or warranty as to the accuracy or completeness of the Evaluation Material. Recipient agrees that neither the Company Group nor any of the Company Group’s representatives shall have any liability to Recipient or any of its Representatives resulting from the use of the Evaluation Material by Recipient or its Representatives.

[Remainder of page intentionally left blank; Signature page follows]

If the foregoing is acceptable to you, please execute and return one copy of this Agreement, whereupon this Agreement shall constitute our binding agreement with respect to the subject matter hereof.

Very truly yours, SynCardia Systems, LLC

By:
Name:
Title:

Accepted and agreed to as of the date first set forth above:

Cherrylake Partners, LLC [OR LENDER]

By:
Name:
Title:

[Signature page to Confidentiality Agreement]

SECOND AMENDMENT
TO THE

AMENDED AND RESTATED

STANDARD COMMERICAL INDUSTRIAL
SINGLE TENANT TRIPLE NET LEASE
DATED NOVEMBER 28, 2016

THIS SECOND AMENDMENT (“ Second Amendment”) is entered into as of February 1, 2018, between Cherrylake Partners, LLC, an Arizona limited liability company (“Lessor”), and SynCardia Systems, LLC., a Delaware limited liability company (“Lessee”).

RECITALS

A. Lessor and Lessee have entered into that certain Amended and Restated Standard Commercial-Industrial Single Tenant Triple Net Lease dated November 28, 2016

B. Lessor and Lessee desire to amend the Leases on the terms and conditions set forth below.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:

1. Additional Expansion Space. Commencing February 1, 2018 Lessor shall provide to Lessee for lease the building located at 1956 E. Silverlake (8,208 rentable square feet). This Second Amendment will become co-terminus with the monthly base rent increase, the lease term and option to renew lease as with the AMENDED AND RESTATED STANDARD COMMERCIAL INDUSTRIAL SINGLE TENANT TRIPLE NET LEASE DATED NOVEMBER 28, 2016.

$2,555.28

2. Full Force and Effect; Definitions; Recitals; Counterparts. The Lease, as amended hereby, remain in full force and effect. All capitalized terms used herein which are not defined herein shall have the same meanings ascribed to them in the Leases. The recitals set forth above are incorporated herein by this reference. This Second Amendment may be executed in identical counterparts and by the exchange of faxed or e-mailed signatures.

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first set forth above.

LESSOR:	LESSEE:

Cherrylake Partners, LLC, an Arizona limited liability company	SynCardia Systems, LLC., a Delaware limited liability company

By:	By:
Walter Hoge, Manager